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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-155976 and 333-159995) of HRPT Properties Trust and in the related Prospectuses of our reports dated February 23, 2010, with respect to the consolidated financial statements and schedules of HRPT Properties Trust, and the effectiveness of internal control over financial reporting of HRPT Properties Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 23, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm